EXHIBIT 10.22

ALEXANDRIA REAL ESTATE EQUITIES, INC.

2000 DEFERRED COMPENSATION PLAN

ALEXANDRIA REAL ESTATE EQUITIES, INC.

2000 DEFERRED COMPENSATION PLAN

Whereas, Alexandria Real Estate Equities, Inc. (the "Company") wishes to establish a program that will enable it to attract and retain key Employees; and the Company wishes to provide supplemental retirement and tax benefits for a select group of management or highly compensated Employees;

Now, Therefore, the Company hereby adopts the Alexandria Real Estate Equities, Inc. 2000 Deferred Compensation Plan through its execution of the annexed Adoption Agreement.

ARTICLE

Definitions

1.1 Definitions. The following terms have the meanings set forth herein, unless the context otherwise requires:

Account. The bookkeeping account established for each Participant as provided in Section 6.1 hereof. The term includes Education Accounts, Fixed Date Accounts and Retirement Accounts to the extent permitted under the Adoption Agreement, unless the context otherwise requires.

Administrator. The person, persons, or entity designated in the Adoption Agreement to administer the Plan. If no such person or entity is selected, the Administrator shall be deemed to be the Company.

Adoption Agreement. The Adoption Agreement for the nonqualified deferred compensation plan executed by the Company to establish the Plan, in the form annexed hereto.

Benchmark Investment Fund. The investment fund or funds selected by the Administrator from time to time.

Benchmark Return. The amount of any increase or decrease in the balance of a Participant's Account reflecting the gain or loss, net of any expenses, on the assets deemed invested in each Benchmark Investment Fund by the Participant from time to time.

Claims Notice. Defined in Section 10.4 hereof.

Code. The Internal Revenue Code of 1986, as amended.

Company. The business entity that adopts the Plan by execution of the Adoption Agreement.

Company Account. The account established by the Company for the purpose of investing the Plan assets.

Company Contribution. A discretionary contribution that is credited to one or more of a Participant's Accounts in accordance with the terms of Section 4.3 hereof and the Adoption Agreement.

Compensation. Compensation shall have the meaning specified in the Adoption Agreement.

Compensation Deferrals. The portion of Compensation that a Participant elects to defer in accordance with Section 4.1 hereof.

Education Account. An Account established for a Participant with distribution to be made when the Participant incurs expenses associated with college, post-graduate or professional education, with the timing of distribution from such Account based upon the age of a specifically designated person.

Effective Date. The date specified by the Company in the Adoption Agreement as the date the Plan becomes effective.

Eligible Employee. An Employee of the Company who satisfies the eligibility requirements specified in the Adoption Agreement.

Employee. Any person employed by the Company.

ERISA. Employee Retirement Income Security Act of 1974, as amended.

Fixed Date Account. An Account established for a Participant with distributions to be made on a date certain, which is specified by the Participant in a Participation Election Form.

Matching Contribution. A contribution that is credited to one or more of a Participant's Accounts in accordance with the terms of Section 4.2 hereof and the Adoption Agreement.

Participant. An Eligible Employee who has submitted a Participation Election Form agreeing to participate in the Plan and whose Account has not been fully paid out.

Participation Election Form. The separate written agreement, submitted to the Administrator, by which an Eligible Employee agrees to participate in the Plan and indicates all necessary information to establish the Account(s) for such Eligible Employee as a Participant under the Plan, including, but not limited to, the amount of Compensation Deferral, and the designation of his or her Account(s) as Education, Retirement or Fixed Date.

Plan. The nonqualified deferred compensation plan adopted by the Company pursuant to the Adoption Agreement and any amendments thereto, which shall incorporate this 2000 Deferred Compensation Plan.

Plan Year. The twelve (12) consecutive month period designated by the Company in the Adoption Agreement.

Retirement Account. An Account established for a Participant from which distributions are to be made following retirement in accordance with the Adoption Agreement.

Total and Permanent Disability. Any medically determinable physical or mental disorder that renders a Participant incapable of continuing employment with the Company and is expected to continue for the remainder of a Participant's life.

Trust. The agreement attached as Appendix B to the Adoption Agreement, between the Company and the Trustee under which the assets of the Plan are held, administered and managed.

Trustee. The Trustee designated in Trust, including any and all successor trustees to the Trust.

Unforeseeable Emergency. Defined in Section 7.3 hereof, and subject to interpretation in accordance with regulations governing such definition promulgated under the Code.

Years of Plan Service. Defined in Section 5.1(a)(2) hereof.

Years of Service. Defined in Section 5.1(a)(1) hereof.

1.2 Terms. Capitalized terms shall have meanings as defined herein. Singular nouns shall be read as plural, and masculine pronouns shall be read as feminine, and vice versa, where appropriate.

1.3 Trust References. Any references to the operation of a Trust contained in this Plan shall only be given effect if and to the extent the Company has elected in the Adoption Agreement to establish such a Trust in connection with the Plan.

ARTICLE II

Purpose

The purpose of this Plan is to provide key Employees supplemental retirement and tax benefits through the deferral of compensation. The Plan is intended to be a "plan which is unfunded and is maintained by an employer primarily for the purpose of providing deferred compensation for a select group of management or highly compensated employees" within the meaning of Sections 201(2), 301(a)(3) and 401(a)(1) of ERISA, and shall be interpreted and administered to the extent possible in a manner consistent with that intent.

ARTICLE III

Participation

3.1 Commencement of Participation. Each Eligible Employee shall become a Participant at the earlier of the date on which his or her Participation Election Form first becomes effective or the date on which a Company Contribution is first credited to his or her Account.

3.2 Continuation of Participation. Each Eligible Employee shall remain a Participant hereunder until all amounts credited to his or her Account are distributed in full. No Compensation Deferrals are permitted in any Plan Year in which an Employee no longer satisfies the criteria for eligibility set forth in the Adoption Agreement.

ARTICLE IV

Contributions

4.1 Compensation Deferrals.

(a) The Company shall credit to the Account of a Participant an amount equal to the amount designated in the Participant's Participation Election Form for that Plan Year. Such amounts shall not be made available to such Participant, except as provided in ARTICLE VII hereof, and, as Compensation Deferrals, shall reduce such Participant's Compensation from the Company in accordance with the provisions of the applicable Participation Election Form; provided, however, that all such amounts shall be subject to the rights of the general creditors of the Company as provided in ARTICLE IX hereof.

(b) Each Eligible Employee shall deliver a Participation Election Form to the Company before any Compensation Deferrals can become effective. Such Participation Election Form shall be void with respect to any Compensation Deferral unless submitted before the beginning of the calendar year during which the amount to be deferred will be earned; provided, however, that for the initial Plan Year, the Employee may elect to defer bonus earned (but not yet payable or the amount of which is not substantially certain) in calendar year 2000. Notwithstanding the foregoing, in the year in which the Plan is first adopted or an Employee is first eligible to participate, such Participation Election Form shall be filed within thirty (30) days of the date on which the Plan is adopted or the date on which an Employee is first eligible to participate, respectively, with respect to Compensation earned during the remainder of the calendar year.

(c) The Participation Election Form shall, subject to the limitations set forth in this Section 4.1, designate the amount of Compensation deferred by each Participant, the beneficiary or beneficiaries of the Participant and such other items as the Administrator may prescribe. Such designations shall remain effective unless amended as provided in subsection (d), below.

(d) A Participant may amend his or her Participation Election Form from time to time; provided, however, that any amendment to the amount of a Participant's Compensation Deferrals shall comply with the provisions of subsection (b), above.

4.2 Matching Contributions. If elected by the Company in the Adoption Agreement, the Company shall also credit to the Account of each Participant who makes Compensation Deferrals a Matching Contribution in an amount equal to the amount specified in the Adoption Agreement. If a Trust has been elected by the Company in the Adoption Agreement, the Company shall contribute to the Trust for the Participant's benefit the amount of such Matching Contributions in accordance with the Adoption Agreement and this Plan. If a Trust has not been elected by the Company in the Adoption Agreement, the Company shall contribute to the Company Account the amount of such Matching Contributions in accordance with the Adoption Agreement and this Plan.

4.3 Company Contribution. If elected by the Company in the Adoption Agreement, the Company may from time to time make a discretionary contribution to the Account of a Participant. If a Trust has been elected by the Company in the Adoption Agreement, the Company shall contribute to the Trust for the Participant's benefit the amount of such Company Contributions in accordance with the Adoption Agreement and this Plan. If a Trust has not been elected by the Company in the Adoption Agreement, the Company shall contribute to the Company Account the amount of such Company Contributions in accordance with the Adoption Agreement and this Plan.

4.4 Time and Form of Contributions.

(a) If the Company has elected a Trust in the Adoption Agreement:

(i) Compensation Deferrals and Matching Contributions shall be transferred to the Trust as soon as administratively feasible for the Company following the close of the period selected in the Adoption Agreement. The Company shall also provide at that time any necessary instructions regarding the allocation of such amounts among the Accounts of Participants.

(ii) Company Contributions shall be transferred to the Trust at such time as the Company shall determine. The Company shall also transmit at that time any necessary instructions regarding the allocation of such amounts among the Accounts of Participants.

(iii) All Compensation Deferrals, Matching Contributions and Company Contributions to the Trust shall be made in the form of cash, cash equivalents of U.S. currency or other property acceptable to the Trustee.

(b) If the Company has not elected a Trust in the Adoption Agreement:

(i) Compensation Deferrals and Matching Contributions shall be transferred to the Company Account as soon as administratively feasible for the Company following the close of the period selected in the Adoption Agreement. The Company shall also provide at that time any necessary instructions regarding the allocation of such amounts among the Accounts of Participants.

(ii) Company Contributions shall be transferred to the Company Account at such time as the Company shall determine. The Company shall also transmit at that time any necessary instructions regarding the allocation of such amounts among the Accounts of Participants.

(iii) All Compensation Deferrals, Matching Contributions and Company Contributions to the Company Account shall be made in the form of cash, cash equivalents of U.S. currency or other property acceptable to the Trustee.

ARTICLE V

Vesting

5.1 Vesting.

(a) Except as otherwise provided herein, a Participant shall have a vested right to the portion of his or her Account attributable to Compensation Deferrals and any Benchmark Returns on such Compensation Deferrals. Except as otherwise provided herein, Matching Contributions and Company Contributions, and any amounts attributable to Benchmark Returns on such contributions, shall vest in accordance with the provisions set forth in the Adoption Agreement; provided, however, that all such amounts shall be subject to the rights of the general creditors of the Company as provided in ARTICLE IX hereof.

(i) For purposes of this ARTICLE, a Participant's "Years of Service" shall be determined by the twelve (12) month period (as defined in the Adoption Agreement) of his or her employment with the Company.

(ii) For purposes of this ARTICLE, a Participant's "Years of Plan Service" shall include Plan Years specified in the Adoption Agreement during which the Participant continues his or her employment with the Company for the entire Plan Year.

(b) If elected by the Company in the Adoption Agreement, then, notwithstanding Section 5.1 hereof, a Participant who attains the age specified in the Adoption Agreement shall be fully vested in amounts credited to his or her Account, regardless of his or her Years of Service or Years of Plan Service.

(c) If elected by the Company in the Adoption Agreement, a Participant who has a termination of employment due to Total and Permanent Disability shall be fully vested in the amounts credited to his or her Account regardless of his or her Years of Service or Years of Plan Service.

(d) If elected by the Company in the Adoption Agreement, a Participant shall be fully vested in the amounts credited to his or her Account upon such Participant's death, regardless of his or her Years of Service or Years of Plan Service.

(e) Any amounts credited to a Participant's Account that are not vested at the time of his or her termination of employment with the Company shall be forfeited as provided in Section 6.3 hereof.

ARTICLE VI

Accounts

6.1 Accounts.

(a) The Administrator shall establish and maintain a bookkeeping Account in the name of each Participant. The Administrator may also establish any subaccounts that it feels may be appropriate, including designation of a portion of a Participant Account as a Fixed Date, Education or Retirement Account.

(b) Each Participant's Account shall be credited with Compensation Deferrals, any Matching Contributions allocable thereto, any Company Contributions and any amounts attributable to Benchmark Returns. Each Participant's Account shall be reduced by any gross amounts distributed from the Account pursuant to ARTICLE VII hereof and any other appropriate adjustments. Such adjustments shall be made as frequently as is administratively feasible.

6.2 Benchmark Investment Elections.

(a) The Administrator shall from time to time select types of Benchmark Investment Funds and specific Benchmark Investment Funds for deemed investment designation by Participants with respect to Accounts. The Administrator shall notify the Participants of the types of Benchmark Investment Funds and the specific Benchmark Investment Funds selected from time to time. On the Participation Election Form, the Participant shall designate the specific Benchmark Investment Funds in which the Account of the Participant will be deemed to be invested in for purposes of determining the Benchmark Return to be credited to the Account. In making the designation, the Participant may specify that all or any percentage of his/her Account be deemed to be invested in one or more of the available types of Benchmark Investment Funds. The Administrator from time to time will determine the minimum percentage allocation per investment fund and the frequency with which allocations may be changed.

(b) If a Trust has been chosen in the Adoption Agreement, Trust assets shall be invested as provided in the Trust Agreement; provided, however, that the Trustee may consider a Participant's selection of a Benchmark Investment Fund when investing Trust assets.

6.3 Forfeitures. Any forfeitures from a Participant's Account may be used to reduce succeeding Matching Contributions, Company Contributions or, if applicable, administrative expenses and trustee fees and expenses, until such forfeitures have been entirely so applied.

ARTICLE VII

Distributions

7.1 Distribution Election.

(a) By designation of a Fixed Date Account and/or a Retirement Account, each Participant shall specify in his or her Participation Election Form the date on which payment shall begin as provided in Section 7.3 hereof. Such designation shall apply to all amounts distributed from such Participant's Account.

(b) A Participant may modify the election made under Section 7.1(a) by submitting to the Administrator a completed and executed form provided for such purpose, provided, however, that such change shall not be given any effect unless a full calendar year passes between the calendar year in which such election form is submitted and the calendar year in which the distribution date designated in such form occurs.

7.2 Payment Options.

Unless otherwise provided in Section 7.3, benefits shall be payable in a lump sum payment

7.3 Commencement of Payment.

(a) Except as otherwise provided herein, payments to a Participant shall commence as soon as administratively feasible after the Participant has satisfied the criteria set forth in the Adoption Agreement for a distribution hereunder or if no such criteria are set forth in the Adoption Agreement, then pursuant to the Participant's Participation Election Form.

(b) If the Company has elected this option in the Adoption Agreement, the Administrator may permit an early distribution of part or all of any deferred amounts; provided, however, that such distribution shall be made only if the Administrator, in its sole discretion, determines that the Participant has experienced an "unforeseeable emergency" if early distribution were not permitted. "Unforeseeable emergency" shall mean any severe financial hardship to the Participant resulting from a sudden and unexpected illness or accident of the Participant or a dependent (as defined in Section 152(a) of the Code) of the Participant, loss of the Participant's property due to casualty, or other similar extraordinary and unforeseen circumstances arising as a result of events beyond the control of the Participant. Any distribution pursuant to this provision is limited to the amount necessary to meet the emergency, and any amounts necessary to pay any federal, state or local income taxes or penalties reasonably anticipated to result from such distribution. The distribution may not exceed the then vested portion of the Participant's Account. The circumstances that will constitute an unforeseeable emergency will depend upon the facts of each case, but, in any case, payment may not be made to the extent that such hardship is or may be relieved (i) through reimbursement or compensation by insurance or otherwise; (ii) by liquidation of the Participant's assets, to the extent the liquidation of such assets would not itself cause severe financial hardship; or (iii) by cessation of deferrals under the Plan. Furthermore, examples of events that would not be considered unforeseeable emergencies include the need to send a Participant's child to college or the desire to purchase a home.

(c) Upon termination of employment for any reason, all vested amounts shall be paid in a lump sum, as soon as administratively feasible, to the Participant.

7.4 Effect of Early Distribution. If the Company has so indicated in the Adoption Agreement, if a Participant elects to receive a distribution of vested amounts in his or her Account on a date prior to that established under the Plan, including the Adoption Agreement and the Participant's Participation Election Form, the amount distributed shall equal that percentage (established by the Company in the Adoption Agreement) of the Participant's vested amounts and the balance shall be treated as forfeited by the Participant.

7.5 Changes Affecting an Education Account. In the event of the death of the individual whose age is used for purposes of the timing of a distribution from an Education Account, the Education Account associated with the deceased person shall be treated for all purposes as a Retirement Account of the Participant under the Plan.

ARTICLE VIII

Beneficiaries

8.1 Beneficiaries. Each Participant may from time to time designate one or more persons (who may be any one or more members of such person's family or other persons, administrators, trusts, foundations or other entities) as his or her beneficiary under the Plan. Such designation shall be made on a form prescribed by the Administrator. Each Participant may at any time and from time to time, change any previous beneficiary designation, without notice to or consent of any previously designated beneficiary, by amending his or her previous designation on a form prescribed by the Administrator. If the beneficiary does not survive the Participant (or is otherwise unavailable to receive payment) or if no beneficiary is validly designated, then the amounts payable under this Plan shall be paid to the Participant's surviving spouse, if any, and, if none, to his or her surviving issue per stirpes, if any, and, if none, to his or her estate and such person shall be deemed to be a beneficiary hereunder. (For purposes of this ARTICLE, a per stirpes distribution to surviving issue means a distribution to such issue as representatives of the branches of the descendants of such Employee; equal shares are allotted for each living child and for the descendants as a group of each deceased child of the deceased Employee). If more than one person is the beneficiary of a Participant, each such person shall receive a pro rata share of any distributions payable unless otherwise designated on the applicable form. If a beneficiary who is eligible to receive benefits dies, all benefits that were payable to such beneficiary shall then be payable to the estate of that beneficiary.

8.2 Lost Beneficiary.

(a) All Participants and beneficiaries shall have the obligation to keep the Administrator informed of their current address until such time as all benefits due have been paid.

(b) If a Participant or beneficiary cannot be located by the Administrator exercising due diligence, then, in its sole discretion, the Administrator may presume that the Participant or beneficiary is deceased for purposes of the Plan and all unpaid amounts (net of due diligence expenses) owed to the Participant or beneficiary shall be paid accordingly or, if a beneficiary cannot be so located, then such amounts may be forfeited in accordance with Section 6.3 hereof. Any such presumption of death shall be final, conclusive and binding on all parties.

8.3 Individuals Designated in Connection with Education Accounts. In establishing an Education Account, a Participant shall name a specific living person whose age shall trigger distribution of amounts in such Education Account. The distribution shall be made to the Participant, not the person so designated.

8.4 Enforceability of Beneficiary Designations. Any beneficiary designation form is only a generalized, suggested form. At the time of the Participant's death and under the laws of the jurisdiction applicable to the Participant at the time of death, the form may not be considered legally effective to transfer the amounts from the Participant's Account(s) to the beneficiary so designated.

ARTICLE IX

Funding

9.1 Prohibition Against Funding. Should any investment be acquired in connection with the liabilities assumed by the Company under this Plan, it is expressly understood and agreed that the Participants and beneficiaries shall not have any right with respect to, or claim against, such assets nor shall any such purchase be construed to create a trust of any kind or a fiduciary relationship between the Company and the Participants, their beneficiaries or any other person. Any such assets (including any amounts deferred by a Participant or contributed by the Company pursuant to ARTICLE IV hereof) shall be and remain a part of the general, unpledged, unrestricted assets of the Company, subject to the claims of its general creditors. Each Participant and beneficiary shall be required to look to the provisions of this Plan and to the Company itself for enforcement of any and all benefits due under this Plan, and to the extent any such person acquires a right to receive payment under this Plan, such right shall be no greater than the right of any unsecured general creditor of the Company. The Company (or the Trust, if any) shall be designated owner and beneficiary of investments acquired in connection with the Company's obligations under this Plan.

9.2 Deposits in Trust. Subject to Section 9.1, and notwithstanding any other provision of this Plan to the contrary, the Company may deposit into the Trust any amounts it deems appropriate to pay the benefits under this Plan. The amounts so deposited may include all Compensation Deferrals made pursuant to a Participation Election Form by a Participant, any Company Contributions and any Matching Contributions. Notwithstanding deposit of assets into a Trust, the Company reserves the right at any time and from time to time to pay benefits to Plan Participants or their beneficiaries in whole or in part from sources other than the Trust.

9.3 Withholding of Employee Contributions. The Administrator is authorized to make any and all necessary arrangements with the Company in order to withhold the Participant's Compensation Deferrals under Section 4.1 hereof from his or her pay. The Administrator shall determine the amount and timing of such withholding.

ARTICLE X

Administration

10.1 Plan Administration. The Administrator shall have complete control and authority to determine the rights and benefits and all claims arising under the Plan of any Participant, beneficiary, deceased Participant, or other person claiming to have any interest under the Plan. When making a determination or calculation, the Administrator shall be entitled to rely on information furnished by a Participant, a beneficiary, the Company or the Trustee, if applicable. The Administrator shall have the responsibility for complying with any applicable reporting and disclosure requirements of ERISA.

10.2 Administrator.

(a) The Administrator is expressly empowered to limit the amount of Compensation that may be deferred; to deposit amounts into trust in accordance with Section 9.2 hereof and the Adoption Agreement; to interpret the Plan, and to determine all questions arising in the administration, interpretation and application of the Plan; to employ actuaries, accountants, counsel, and other persons it deems necessary in connection with the administration of the Plan; and to take all other necessary and proper actions to fulfill its duties as Administrator.

(b) The Administrator shall not be liable for any actions by it hereunder, unless due to its own negligence, willful misconduct or lack of good faith.

(c) The Administrator shall be indemnified and held harmless by the Company from and against all personal liability to which it may be subject by reason of any act done or omitted to be done in its official capacity as Administrator in good faith in the administration of the Plan, including all expenses reasonably incurred in its defense in the event the Company fails to provide such defense upon the request of the Administrator. The Administrator is relieved of all responsibility in connection with its duties hereunder to the fullest extent permitted by law, short of breach of duty to the Participants and their beneficiaries.

10.3 Discretionary Authority of the Administrator. The Administrator shall be vested with sole discretionary authority (i) to construe and interpret the Plan and the Participant's Participation Election Form (collectively referred to as "Documents"), their terms, and any rules and regulations promulgated thereunder, including but not limited to resolving ambiguities, inconsistencies and omissions, (ii) to construe and interpret the Federal and state laws and regulations that relate to the Documents, (iii) to decide all factual questions arising in connection with the Documents, and (iv) to decide all other questions arising in connection with the Documents, including but not limited to determinations of eligibility, entitlement to benefits, and vesting. All findings of the Administrator shall be final and shall be binding and conclusive upon all persons having any interest in the Plan.

10.4 Claims Procedures.

(a) In the event a Participant requests payment hereunder and the Administrator has determined that the Participant is not entitled to all or some portion of such payment, the Administrator shall provide to the Participant a written statement (a "Claims Notice"), stating the specific reason or reasons for such denial, in language calculated to be understood by the Participant. The Claims Notice shall also refer to the Plan provision on which such denial is based, and, where appropriate, an explanation of what the Participant may do to perfect his or her claim. In addition, the Participant shall be furnished with an explanation of the Plan's claims review procedures. The Claims Notice will be given to the Participant within 90 days after the Administrator receives the Participant's claim, unless special circumstances require an extension of time, in which case, the Administrator will have up to an additional 90 days for processing the claim. If an extension of time for processing the claim is required, written notice of the extension will be furnished to the applicant before the end of the initial 90-day period.

(b) Any Participant who has been denied a benefit by a decision of the Administrator pursuant to Section 10.4(a) shall be entitled to request that the Administrator give further consideration to his or her claim by filing with the Administrator a request for a hearing, together with a written statement of the reasons why the Participant believes his claim should be paid and any documents pertinent to such consideration. Such materials shall be filed with the Administrator no later than 60 days after receipt by the Participant of the Claims Notice. The Administrator will notify the Participant of the hearing date, time and location, and give the Participant and his or her representative the opportunity to review all documents in the possession of the Administrator that are pertinent to the denial of the Participant's claim. The Participant shall be responsible for all expenses incurred in connection with this review process. A final decision shall be rendered in writing with respect to the claim no later than 60 days following the hearing, unless special circumstances require an extension of time (not to exceed an additional 60 days), in language calculated to be understood by the Participant, and setting forth the reasons for the disposition and specific references to Plan provisions on which the decision is based.

(c) The Administrator will establish rules and procedures, consistent with the Plan and with ERISA, as necessary and appropriate in carrying out its responsibilities in reviewing benefit claims. The Administrator may require an applicant who wishes to submit additional information in connection with an appeal from the denial of benefits to do so at the applicant's own expense.

(d) No legal action for benefits under the Plan pursuant to Section 11.10 hereof may be brought until the claimant (i) has submitted a written application for benefits in accordance with Section 10.4(a) above, (ii) has been notified by the Administrator that the application is denied, (iii) has filed a written request for a review of the application in accordance with the appeal procedure described in Section 10.4(b) above and (iv) has been notified in writing that the Administrator has denied the appeal.

ARTICLE XI

General Provisions

11.1 No Assignment. Benefits or payments under this Plan shall not be subject in any manner to anticipation, alienation, sale, transfer, assignment, pledge, encumbrance, attachment, garnishment or charge, whether voluntary or involuntary, and any attempt to so anticipate, alienate, sell, transfer, assign, pledge, encumber or charge the same shall not be valid, nor shall any such benefit or payment be in any way liable for or subject to the debts, contracts, liabilities, engagement or torts of any Participant or beneficiary, or any other person entitled to such benefit or payment pursuant to the terms of this Plan, except to such extent as may be required by law. If any Participant or beneficiary or any other person entitled to a benefit or payment pursuant to the terms of this Plan becomes bankrupt or attempts to anticipate, alienate, sell, transfer, assign, pledge, encumber or charge any benefit or payment under this Plan, in whole or in part, or if any attempt is made to subject any such benefit or payment, in whole or in part, to the debts, contracts, liabilities, engagements or torts of the Participant or beneficiary or any other person entitled to any such benefit or payment pursuant to the terms of this Plan, then such benefit or payment, in the discretion of the Administrator, shall cease and terminate with respect to such Participant or beneficiary, or any other such person.

11.2 No Employment Rights. Participation in this Plan shall not be construed to confer upon any Participant the legal right to be retained in the employ of the Company, or give a Participant or beneficiary, or any other person, any right to any payment whatsoever, except to the extent of the benefits provided for hereunder. Each Participant shall remain subject to discharge to the same extent as if this Plan had never been adopted.

11.3 Incompetence. If the Administrator determines that any person to whom a benefit is payable under this Plan is incompetent by reason of physical or mental disability, the Administrator shall have the power to cause the payments becoming due to such person to be made to another for his or her benefit without responsibility of the Administrator or the Company to see to the application of such payments. Any payment made pursuant to such power shall, as to such payment, operate as a complete discharge of the liabilities of the Company, the Administrator and the Trustee.

11.4 Identity. If, at any time, any doubt exists as to the identity of any person entitled to any payment hereunder or the amount or time of such payment, the Administrator shall be entitled to hold such sum until such identity or amount or time is determined or until an order of a court of competent jurisdiction is obtained. The Administrator shall also be entitled to pay such sum into the court in accordance with the appropriate rules of law. Any expenses incurred by the Company, the Administrator, and the Trust incident to such proceeding or litigation will be deemed a distribution from the Account pursuant to ARTICLE VII hereof and will be deducted from the balance in the Account of the affected Participant.

11.5 Other Benefits. The benefits of each Participant or beneficiary hereunder shall be in addition to any benefits paid or payable to or on account of the Participant or beneficiary under any other pension, disability, annuity or retirement plan or policy whatsoever.

11.6 No Liability. No liability shall attach to or be incurred by the Company, the Trustee or any Administrator under or by reason of the terms, conditions and provisions contained in this Plan, or for the acts or decisions taken or made thereunder or in connection therewith; and as a condition precedent to the establishment of this Plan or the receipt of benefits thereunder, or both, such liability, if any, is expressly waived and released by each Participant and by any and all persons claiming under or through any Participant or any other person. Such waiver and release shall be conclusively evidenced by any act or participation in or the acceptance of benefits or the making of any election under this Plan.

11.7 Expenses. Except as otherwise provided herein or in the Adoption Agreement, all expenses incurred in the administration of the Plan, whether incurred by the Company or the Plan, shall be paid by the Company. Any investment-related expenses shall be charged directly to the Account for which such investments were made.

11.8 Amendment and Termination.

(a) Except as otherwise provided in this section, the Company shall have the sole authority to modify, amend or terminate this Plan; provided, however, that any modification or termination of this Plan shall not reduce, alter or impair, without the consent of a Participant, a Participant's right to any amounts already credited to his or her Account on the day before the effective date of such modification or termination.

(b) The Company reserves the right to make any modification or amendment to the Plan or the Adoption Agreement that it deems necessary to comply with any requirements of law or to insure favorable tax treatment under the Plan.

11.9 Company Determinations. Any determinations, actions or decisions of the Company (including, but not limited to, Plan amendments and Plan termination) shall be made by the Administrator in accordance with its established procedures or by such other individuals, groups or organizations that have been properly appointed by the board of directors to make such determination or decision.

11.10 Arbitration. Any controversy or claim arising out of relating to this Plan shall be settled by binding arbitration in Los Angeles, California, in accordance with the Arbitration Rules and Procedures of the Judicial Arbitration and Mediation Service ("JAMS"). The parties shall seek to agree upon appointment of the arbitrator and the arbitration procedures. If the parties are unable to reach such agreement, a single arbitrator shall be appointed pursuant to the JAMS Arbitration Rules and Procedures, and the arbitrator shall determine the arbitration procedures. Any award pursuant to such arbitration shall be included in a written decision which shall state the legal and factual reasons upon which the award was based, including all the elements involved in the calculation of any award of damages. Any such award shall be deemed final and binding and may be entered and enforced in any state or federal court of competent jurisdiction. The arbitrator shall interpret the Plan in accordance with the laws of California to the extent not preempted by ERISA. Each party shall pay its own fees and expenses incurred in any arbitration under this Plan, but the expenses of the arbitration shall be paid by the Company.

11.11 Construction. All questions of interpretation, construction or application arising under or concerning the terms of this Plan shall be decided by the Administrator, in its sole and final discretion, whose decision shall be final, binding and conclusive upon all persons.

11.12 Governing Law. This Plan shall be governed by, construed and administered in accordance with the applicable provisions of ERISA, and any other applicable federal law, provided, however, that to the extent not preempted by federal law this Plan shall be governed by construed and administered under the laws of the state in which the Company maintains its principal place of business, other than its laws respecting choice of law.

11.13 Severability. If any provision of this Plan is held invalid or unenforceable, its invalidity or unenforceability shall not affect any other provision of this Plan and this Plan shall be construed and enforced as if such provision had not been included therein. If the inclusion of any Employee (or Employees) as a Participant under this Plan would cause the Plan to fail to comply with the requirements of Sections 201(2), 301(a)(3) and 401(a)(1) of ERISA, then the Plan shall be severed with respect to such Employee or Employees, who shall be considered to be participating in a separate arrangement.

11.14 Headings. The ARTICLE headings contained herein are inserted only as a matter of convenience and for reference and in no way define, limit, enlarge or describe the scope or intent of this Plan nor in any way shall they affect this Plan or the construction of any provision thereof.

ALEXANDRIA REAL ESTATE EQUITIES, INC.

2000 VENTURE INVESTMENT DEFERRED COMPENSATION PLAN

Effective Date: December 1, 2000

ALEXANDRIA REAL ESTATE EQUITIES, INC.

2000 VENTURE INVESTMENT DEFERRED COMPENSATION PLAN

ARTICLE 1

Introduction

Whereas, Alexandria Real Estate Equities, Inc., a Maryland corporation (the "Company"), wishes to establish a nonqualified deferred compensation plan as set forth herein (the "Plan") to provide deferred compensation for a select group of management or highly compensated employees of the Company and its Affiliates that adopt the Plan;

Whereas, the Plan shall be effective December 1, 2000;

Whereas, the Company has the legal authority to establish the Plan pursuant to the laws of the State of Maryland;

Whereas, the Company wishes to provide that the Plan shall be called the Alexandria Real Estate Equities, Inc. 2000 Venture Investment Deferred Compensation Plan;

Whereas, the Company wishes to provide under the Plan for the payment of benefits to Participants in the Plan and their beneficiary or beneficiaries under the terms of the Plan and the terms of Participants' deferred compensation agreements;

Whereas, the Company wishes to provide under the Plan that the Company shall pay the entire cost of benefits under the Plan from its general assets and set aside contributions by the Company to meet its obligations under the Plan;

Whereas, the Company intends that the assets of the Plan shall at all times be subject to the claims of the general creditors of the Company in the event of the bankruptcy or financial insolvency of the Company; and

Whereas, the Company intends that any rights of Participants in the Plan and their beneficiaries be unsecured and unfunded for purposes of tax law and for purposes of Title I of the Employee Retirement Income Security Act of 1974, as amended ("ERISA").

Now, therefore, the Company does hereby establish the Plan as follows, pursuant to the adoption of the Plan by the Company's Board of Directors:

ARTICLE 2

Definitions

2.1 "Affiliate" means any firm, partnership, limited liability partnership, corporation or limited liability corporation that (i) directly or indirectly through one or more intermediaries controls, is controlled by, or is under common control with the Company or (ii) is otherwise authorized by the Board to be considered the Company for purposes of this Plan.

2.2 "Beneficiary" means the person or persons designated by the Participant in the Enrollment Agreement who are to receive any distributions payable upon the death of the Participant.

2.3 "Board" means the Board of Directors of the Company.

2.4 "Bonus" means a Participant's cash bonus for any Plan Year paid by the Company, before reduction pursuant to this Plan or any plan or agreement of the Company whereby compensation is deferred, including, without limitation, a plan whereby compensation is deferred in accordance with Code Section 401(k) or reduced in accordance with Code Section 125 and the Company's 2000 Deferred Compensation Plan. Bonuses shall not include any other form of compensation, whether taxable or non-taxable, including, but not limited to, base salary, commissions, overtime and other forms of additional compensation.

2.5 "Code" means the Internal Revenue Code of 1986, as amended from time to time.

2.6 "Company" means Alexandria Real Estate Equities, Inc., a Maryland corporation, any Affiliate of the Company that adopts this Plan and any succeeding or continuing corporation that adopts this Plan.

2.7 "Deferral Amount" means the amount of Bonus that the Participant elects to defer under the Enrollment Agreement and that the Participant and the Company mutually agree shall be deferred in accordance with the Plan.

2.8 "Deferral Distribution Subaccount" means the individual account maintained for a Participant by the Plan Administrator in accordance with the terms of the Plan for purposes of making deferrals of amounts otherwise distributable to a Participant pursuant to the Plan following a Distribution Event to the Company's 2000 Deferred Compensation Plan.

2.9 "Distribution Event" means the transaction by which the Company receives cash or freely tradable stock in connection with the initial public offering of stock of a Venture Investment Company, the acquisition of the Venture Investment Company for publicly traded stock or cash, or otherwise. Each Venture Investment is expected to have a Distribution Event that is separate from the Distribution Events of other Venture Investments.

2.10 "Effective Date" means December 1, 2000.

2.11 "Eligible Employee" means a key Employee of the Company [ REDACTED

]

2.12 "Employee" means a person employed by the Company on a regular, full-time, salaried basis.

2.13 "Enrollment Agreement" means the agreement entered into by a Participant and the Company that specifies the Participant's Deferral Amount, the Participant's Normal Distribution Subaccount allocation, the Participant's Deferral Distribution Subaccount allocation, and the Participant's Beneficiary.

2.14 "Normal Distribution Subaccount" means the individual account maintained for a Participant by the Plan Administrator in accordance with the terms of the Plan for purposes of making a distribution of a benefit following a Distribution Event.

2.15 "Participant" means any Eligible Employee who has elected to participate in the Plan by completing, executing and returning an Enrollment Agreement. An Eligible Employee who becomes a Participant shall remain a Participant until the time that the Participant (or his or her Beneficiary) has received all of the benefits to which he or she is entitled under the terms of the Plan.

2.16 "Participant's Account" means the individual account(s) maintained for a Participant by the Plan Administrator in accordance with the terms of the Plan that shall consist of his or her Normal Distribution Subaccount and/or Deferral Distribution Subaccount, as applicable. Such an account is a bookkeeping record of all amounts deferred by a Participant, and any investment gains or losses allocated to such account as provided in the Plan, for purposes of determining the amount of benefits payable to a Participant under the Plan.

2.17 "Plan" means the Alexandria Real Estate Equities, Inc. 2000 Venture Investment Deferred Compensation Plan, as amended from time to time.

2.18 "Plan Administrator" means the Board or a committee or an individual selected by the Board to control and manage the operation and administration of the Plan.

2.19 "Plan Year" means the calendar year beginning on January 1 and ending on December 31. The first Plan Year of the Plan shall commence on January 1, 2001 and end on December 31, 2001.

2.20 "Termination of Service" means severance of the Participant's employment relationship with the Company and any other Affiliate, including, but not limited to, such severance due to Total Disability, death or retirement. For purposes of this definition, the employment relationship is considered to continue during any period during which the individual is on an approved leave of absence, whether paid or unpaid.

2.21 "Total Disability" means any Termination of Service during the life of a Participant by reason of a Participant's total and permanent disability, as determined by the Plan Administrator in its sole and absolute discretion. A Participant who applies and qualifies for disability benefits under any long-term disability plan or policy provided by the Company or an Affiliate ("LTD Plan") shall qualify for Total Disability under this Plan. A Participant who fails to qualify for disability benefits under a LTD Plan (whether or not the Participant makes application for disability benefits thereunder) shall not be deemed to have a Total Disability under this Plan unless the Plan Administrator otherwise determines, based upon the opinion of a qualified physician or medical clinic selected by the Plan Administrator, that a condition of total and permanent disability exists.

2.22 "Venture Investment" means a [ REDACTED

]

2.23 "Venture Investment Company" means a [ REDACTED
]

ARTICLE 3

Deferrals

3.1 Bonus Deferrals. Each Eligible Employee who is notified of his or her eligibility to participate in the Plan on or after the Effective Date may begin to defer a Bonus under the Plan at the beginning of the first Plan Year (or such earlier date established by the Plan Administrator and announced to the Eligible Employee) commencing after the date the Eligible Employee completes and signs an Enrollment Agreement and returns such agreement to the Plan Administrator; provided, however, that such completion and return of the Enrollment Agreement to the Plan Administrator, if it does not occur prior to the commencement of the Plan Year with respect to which the Bonus is awarded, must occur at a time that the amount of the Bonus remains substantially uncertain, such time to be established by the Plan Administrator and communicated to the Eligible Employee.

An Eligible Employee who did not become a Participant in accordance with the terms of the preceding paragraph may begin to defer a Bonus under the Plan effective as of the beginning of any Plan Year following the Plan Year with respect to which he or she was first notified of his or her eligibility to participate in the Plan by completing and signing an Enrollment Agreement and returning such agreement to the Plan Administrator prior to the beginning of the Plan Year, or such earlier or later date established by the Plan Administrator and announced to the Eligible Employee, in which deferral of a Bonus is intended to commence; provided, however, that such completion and return of the Enrollment Agreement to the Plan Administrator, if it does not occur prior the commencement of the Plan Year with respect to which the Bonus is awarded, must occur at a time that the amount of the Bonus remains substantially uncertain, such time to be established by the Plan Administrator and communicated to the Eligible Employee.

A Participant's election to defer a Bonus shall only be effective for one Plan Year. Therefore, an Eligible Employee must complete and sign an Enrollment Agreement and return such agreement to the Plan Administrator with respect to each Plan Year, as provided above.

3.2 Deferral Amounts. An Eligible Employee electing to participate in the Plan shall elect a Plan Year Deferral Amount of (i) a dollar amount of at least $10,000, or (ii) a percentage (in whole percentages) of his or her Bonus that would result in a Deferral Amount of at least $10,000 for the Plan Year. The maximum percentage of a Participant's Bonus that may be deferred shall be one hundred percent (100%).

3.3 Company to Retain Deferral Amounts; Unsecured Promise by Company. All Deferral Amounts shall be deducted from Participants' Bonuses and held by the Company in its general assets. All amounts under the Plan, including all deferrals and the amount of any investment gains or losses in respect of deemed investments pursuant to Section 4.2, shall remain (until made available to the Participant or Beneficiary) the property of the Company. Benefits under the Plan represent an unfunded, unsecured promise by the Company to pay such benefits to the Participants when due. Accordingly, a Participant has no greater right to any of the Company's general assets than the general creditors of the Company in the event that the Company shall become bankrupt or financially insolvent.

3.4 Changes in Deferrals. A Participant may not change, amend or modify an Enrollment Agreement Deferral Amount election during the Plan Year, except if such change is permitted by the Plan Administrator and is made at a time that the amount of the Bonus remains substantially uncertain, such time to be established by the Plan Administrator and communicated to the Participant.

3.5 Administrative Rules. The Plan Administrator has the power to establish rules and from time to time to modify or change such rules governing the manner and method by which deferrals of a Participant's Bonus may be (i) changed, suspended or terminated or (ii) limited by the imposition of a minimum or maximum amount of deferral of Bonus.

3.6 Deferral Distribution Subaccounts. A Participant may make an irrevocable election on his or her Enrollment Agreement to designate a percentage of his or her Deferral Amount for the Plan Year to which the Enrollment Agreement relates to be placed in his or her Deferral Distribution Subaccount. A previously scheduled deferral distribution shall become null and void upon a Participant's Termination of Service.

ARTICLE 4

Participant's Accounts and Plan Investments

4.1 Timing of Credits to Subaccounts. The amount by which a Bonus is deferred pursuant to Article 3 shall be credited by the Company to the Participant's Normal Distribution Subaccount or Deferral Distribution Subaccount, as applicable.

4.2 Deemed Investments. [REDACTED
] determined by the Company, in the Company's sole and absolute discretion each Plan Year. Participants who have made Bonus deferrals under the Plan in respect of a Plan Year will be deemed to have such Bonus deferral invested in Venture Investments in an aggregate amount that shall be limited to [REDACTED
] for such Plan Year. [REDACTED

]

4.3 Valuations. A Participant's Account shall be valued annually [REDACTED

] The value of the Participant's Account shall be its value as of the most recent valuation date, increased by any subsequent Deferral Amounts and decreased by any subsequent distributions. Such valuation shall be communicated in writing to each Participant not later than April 15th following each Plan Year.

ARTICLE 5

Beneficiaries

The Participant's Enrollment Agreement shall designate the Beneficiary who is to receive a distribution of the vested value of a Participant's Account in the event of such Participant's death. Any such designation, change or cancellation shall not be effective until received by the Plan Administrator, or its designee. If the Participant has not properly designated a Beneficiary, if for any reason such designation shall not be legally effective, or if said designated Beneficiary shall predecease the Participant, then the Participant's estate shall be treated as the Beneficiary. A Participant may change his or her Beneficiary designation at any time by amending the Participant's Enrollment Agreement.

ARTICLE 6

Distributions and Deferrals

6.1 Distributions. Except as otherwise provided in Section 6.3, distributions under the Plan will occur only following the Distribution Event with respect to a Venture Investment. The precise timing of a distribution pursuant to the Plan following a Distribution Event will be determined by the Company, in its sole and absolute discretion, which determination may take into account market conditions and such other considerations as the Company may decide. Distributions under the Plan will be made in cash lump sums.

6.2 Normal Distributions. Unless otherwise elected by the Participant in accordance with Section 6.3, all distributions under the Plan with respect to Venture Investments will be paid to Participants in accordance with Section 6.1.

6.3 Deferral Distributions. Notwithstanding the provisions of Section 6.2, a Participant may make an irrevocable election to defer all or a portion of each distribution under the Plan through the Participant's Deferral Distribution Subaccount on a form approved by the Plan Administrator. Amounts allocated to the Participant's Deferral Distribution Subaccount will not be paid to the Participant following a Distribution Event but instead will be deferred pursuant to the Company's 2000 Deferred Compensation Plan, subject to the terms and conditions of such Plan.

ARTICLE 7

Benefits on Account of Termination of Service or Death

A Participant (or such Participant's Beneficiary in the event of the Participant's death) shall automatically receive a cash lump sum distribution of such Participant's Account in accordance with Section 6.1 following each Distribution Event. No further deferral of such amounts shall be permitted pursuant to Section 6.3.

ARTICLE 8

Administration

8.1 Plan Administrator. The Plan Administrator shall be a committee comprised of the Chief Executive Officer and the Chief Financial Officer of the Company. The Plan Administrator shall have the authority to control and manage the operation and administration of the Plan. Administrative concerns of the Plan include, but are not limited to, the enrollment of Eligible Employees as Participants, the maintenance of all records, and the establishment of rules and procedures for the operation of the Plan.

Individuals serving on the committee as Plan Administrator shall be eligible to participate in the Plan while administering the Plan, but a member of such committee shall not act upon any matter which relates solely to such member's or individual's interest in the Plan as a Participant. The Plan Administrator may allocate and delegate some or all of its responsibilities described in this Article 9.

8.2 Claims, Inquiries and Appeals.

(a) Any application or request for benefits, inquiries about the Plan or inquiries about present or future rights under the Plan must be submitted to the Plan Administrator at:

Alexandria Real Estate Equities, Inc.

135 N. Los Robles Avenue, Suite 250

Pasadena, CA 91101

(b) If any application for benefits is denied in whole or in part, the Plan Administrator must notify the applicant, in writing, of the denial of the application, and of the applicant's right to review the denial. The written notice of denial will be set forth in a manner designed to be understood by the individual, and will include specific reasons for the denial, specific references to the Plan provision upon which the denial is based, a description of any information or material that the Plan Administrator needs to complete the review and an explanation of the Plan's review procedure.

This written notice will be given to the individual within ninety (90) days after the Plan Administrator receives the application, unless special circumstances require an extension of time, in which case, the Plan Administrator will have up to an additional ninety (90) days for processing the application. If an extension of time for processing is required, written notice of the extension will be furnished to the applicant before the end of the initial 90-day period.

This notice of extension will describe the special circumstances necessitating the additional time and the date by which the Plan Administrator is to render its decision on the application. If written notice of denial of the application for benefits is not furnished within the specified time, the application shall be deemed to be denied. The applicant will then be permitted to appeal the denial in accordance with the review procedure described below.

(c) Any person (or that person's authorized representative) for whom an application for benefits is denied (or deemed denied), in whole or in part, may appeal the denial by submitting a request for a review to the Plan Administrator within 60 days after the application is denied (or deemed denied). The Plan Administrator will give the applicant (or his or her representative) an opportunity to review pertinent documents in preparing a request for a review. A request for a review shall be in writing and shall be addressed to the Plan Administrator at:

Alexandria Real Estate Equities, Inc.

135 N. Los Robles Avenue, Suite 250

Pasadena, CA 91101

A request for review must set forth all of the grounds on which it is based, all facts in support of the request and any other matters that the applicant feels are pertinent. The Plan Administrator may require the applicant to submit additional facts, documents or other material as it may find necessary or appropriate in making its review.

(d) The Plan Administrator will act on each request for review within 60 days after receipt of the request, unless special circumstances require an extension of time (not to exceed an additional 60 days) for processing the request for a review. If an extension for review is required, written notice of the extension will be furnished to the applicant within the initial 60-day period. The Plan Administrator will give prompt, written notice of its decision to the applicant. In the event that the Plan Administrator confirms the denial of the application for benefits in whole or in part, the notice will outline, in a manner calculated to be understood by the applicant, the specific Plan provisions upon which the decision is based. If written notice of the Plan Administrator's decision is not given to the applicant within the time prescribed in this Subsection (d), the application will be deemed denied on review.

(e) The Plan Administrator will establish rules and procedures, consistent with the Plan and with ERISA, as necessary and appropriate in carrying out its responsibilities in reviewing benefit claims. The Plan Administrator may require an applicant who wishes to submit additional information in connection with an appeal from the denial (or deemed denial) of benefits to do so at the applicant's own expense.

(f) No legal action for benefits under the Plan pursuant to Section 9.12 hereof may be brought until the claimant (i) has submitted a written application for benefits in accordance with Section 8.2(a) above, (ii) has been notified by the Plan Administrator that the application is denied (or the application is deemed denied due to the Plan Administrator's failure to act on it within the established time period), (iii) has filed a written request for a review of the application in accordance with the appeal procedure described in Section 8.2(c) above and (iv) has been notified in writing that the Plan Administrator has denied the appeal (or the appeal is deemed to be denied due to the Plan Administrator's failure to take any action on the claim within the time prescribed by Section 8.2(d) above).

8.3 Discretionary Authority of Plan Administrator. The Plan Administrator shall be vested with sole discretionary authority (i) to construe and interpret the Plan and a Participant's Enrollment Agreement (collectively referred to as "Documents"), their terms, and any rules and regulations promulgated thereunder, including but not limited to resolving ambiguities, inconsistencies and omissions, (ii) to construe and interpret the Federal and state laws and regulations that relate to the Documents, (iii) to decide all factual questions arising in connection with the Documents, and (iv) to decide all other questions arising in connection with the Documents, including but not limited to determinations of eligibility, entitlement to benefits, and vesting. All findings of the Plan Administrator shall be final and shall be binding and conclusive upon all persons having any interest in the Plan.

8.4 Costs and Expenses of Plan. All costs and expenses related to the operation and administration of the Plan shall be paid by the Company except commissions on the sales of securities in respect of Distribution Events, which will be paid on pro rata basis by each Participant at the time of the Distribution Event, based on the Participant's Account balance in respect of the relevant Venture Investment at the time of such Distribution Event.

ARTICLE 9

Miscellaneous

9.1 Amendment of Plan. The Company reserves the right to amend any provisions of the Plan at any time upon an action by the Board to the extent that it may deem advisable without the consent of the Participant or any Beneficiary; provided, however, that no such amendment shall impair the rights of any Participant or Beneficiary with respect to either any Bonuses deferred before such amendment or the deemed investment in Venture Investments of any deferred Bonus amounts credited to a Participant's Account before such amendment.

9.2 Termination of Plan. The Company and each Affiliate adopting the Plan with respect to that Affiliate's Eligible Employees reserves the right to terminate the Plan (or terminate the Plan with respect to that Affiliate's Eligible Employees) at any time upon an action by the Board; provided, however, that no such termination shall impair the rights of any Participant or Beneficiary with respect to either any Bonuses deferred before such termination or the deemed investment in Venture Investments of any deferred Bonus amounts credited to a Participant's Account before such termination. Upon termination of the Plan, all deferrals of future Bonuses shall terminate immediately and the Participant's full Bonus on a non-deferred basis will be thereupon restored. Distribution of any benefits to a Participant shall commence only upon the occurrence of a Distribution Event pursuant to which distribution is permitted or required by the Plan and such Participant's Enrollment Agreement.

9.3 Plan Rules. The Plan Administrator may at any time make rules as it determines necessary regarding the administration of the Plan which are not inconsistent with the Plan.

9.4 Outside Consultants. The Plan Administrator may, from time to time, hire outside consultants, accountants, actuaries, legal counsel, or recordkeepers to perform such tasks as the Plan Administrator may from time to time determine.

9.5 No Assignment of Benefits. No benefits under the Plan shall be subject in any manner to anticipation, alienation, sale, transfer (otherwise than by will or the laws of descent and distribution), assignment, pledge, encumbrance, attachment or garnishment. The provisions of the Plan shall be binding upon and inure to the benefit of the Company and Participants and their respective successors, heirs, personal representatives, executors, administrators, and legatees. The Company's obligations under this Plan are not assignable or transferable except to (i) a corporation that acquires all or substantially all of the Company's assets or (ii) any corporation into which the Company may be merged or consolidated.

9.6 Absence of Other Agreements; Conflicts. The Plan, the Participant's Enrollment Agreement, and any subsequently adopted amendment to any of these documents, shall constitute the entire agreement between the Company and such Participant regarding the Plan. No oral statement regarding the Plan may be relied upon by the Participant. If there are any conflicts between the terms of the Plan and a Participant's Enrollment Agreement, the terms of the Plan shall control.

9.7 No Employment Rights. The terms and conditions of the Plan shall not be deemed to confer upon a Participant any right to continue in the employ of the Company or any Affiliate or to interfere with the right of the Company or any Affiliate to discipline or discharge the Participant at any time. Such employment is hereby acknowledged to be an "at will" employment relationship that can be terminated at any time for any reason, with or without cause, unless expressly provided in a written employment agreement or expressly provided by law.

9.8 Debt Offsets. If a Participant becomes entitled to a distribution of benefits under the Plan, and if at such time the Participant has outstanding any debt, obligation, or other liability representing an amount owing to the Company or an Affiliate, then the Company may offset such amount owed to it or an Affiliate against the amount of benefits otherwise distributable. Such determination shall be made by the Plan Administrator.

9.9 Withholding. The Plan Administrator shall have the authority to withhold from a distribution to a Participant or Beneficiary or from a Participant's Account any amount needed to satisfy applicable income or employment withholding tax obligations with respect to such distribution of a Participant's Account and may also arrange with the Participant to allow the Participant to make payment to the Company to satisfy such obligations. Each Participant and Beneficiary, however, shall be responsible for the payment of all individual tax liabilities relating to any such benefits.

9.10 Unfunded Nature of Plan. The Plan is intended to constitute an "unfunded" plan of deferred compensation for Participants. Benefits payable hereunder shall be payable out of the general assets of the Company, and no segregation of any assets whatsoever for such benefits shall be made. With respect to any payments not yet made to a Participant, nothing contained herein shall give any such Participant any rights that are greater than those of a general creditor of the Company.

9.11 Savings Clause. If any provision of this Plan is held unenforceable, the remainder of the Plan shall continue in full force and effect without regard to such unenforceable provision and shall be applied as though the unenforceable provision were not contained in the Plan.

9.12 Arbitration. Any controversy or claim arising out of or relating to this Plan shall be settled by binding arbitration in Los Angeles, California, in accordance with the Arbitration Rules and Procedures of the Judicial Arbitration and Mediation Service ("JAMS"). The parties shall seek to agree upon appointment of the arbitrator and the arbitration procedures. If the parties are unable to reach such agreement, a single arbitrator shall be appointed pursuant to the JAMS Arbitration Rules and Procedures, and the arbitrator shall determine the arbitration procedures. Any award pursuant to such arbitration shall be included in a written decision which shall state the legal and factual reasons upon which the award was based, including all the elements involved in the calculation of any award of damages. Any such award shall be deemed final and binding and may be entered and enforced in any state or federal court of competent jurisdiction. The arbitrator shall interpret the Plan in accordance with the laws of California to the extent not preempted by ERISA. Each party shall pay its own fees and expenses incurred in any arbitration under this Plan, but the expenses of the arbitration shall be paid by the Company.

9.13 Headings. Headings are inserted in this Plan for convenience of reference only and are to be ignored in the construction of the provisions of the Plan.

9.14 Rules of Gender and Number. All pronouns and adjectives shall be deemed to refer to the masculine, feminine, or neuter gender, as the identity of the person or persons may require. As the context may require, the singular may be read as the plural and the plural as the singular.

9.15 Notices. Any notice or filing required or permitted to be given to the Plan Administrator under the Plan shall be sufficient if in writing and hand delivered, or sent by registered or certified mail, to the Plan Administrator or to such representatives as the Plan Administrator may designate from time to time. Such notice shall be deemed given as to the date of delivery or, if delivery is made by mail, as of the date shown on the postmark on the receipt for registration or certification.

9.16 Governing Law. This Plan shall be construed under the laws of the State of California, except to the extent that the laws of such state are preempted by ERISA.

In Witness Whereof, the Plan is hereby adopted by a duly authorized officer of Alexandria Real Estate Equities, Inc. on this 29th day of December, 2000.

Alexandria Real Estate Equities, Inc.

By: /s/ Joel S. Marcus

Name: Joel S. Marcus

Title: Chief Executive Officer